Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS EARNINGS

FOR THE FIRST SIX MONTHS OF 2015

Highlights for the first six months:

•                  Net earnings of $193.3 million, or $2.01 per diluted share

•                  GAAP combined ratio of 86.7%

•                  Annualized return on equity of 9.9%

•                  Annualized operating return on equity(a) of 9.5%

•                  Gross written premium increased 14% to $1.8 billion

•                  Net written premium increased 16% to $1.4 billion

•                  Book value per share increased to $40.94

HOUSTON (July 28, 2015) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its second quarter ended June 30, 2015.

Net earnings were $80.4 million, or $0.84 per diluted share, in the second quarter of 2015, compared to $97.1 million, or $0.97 per diluted share, in the same quarter of 2014.  Net earnings were $193.3 million, or $2.01 per diluted share, in the first six months of 2015, versus $205.0 million, or $2.04 per diluted share, in the same period of 2014.  Net earnings in 2015 included after-tax losses from our recently acquired Agriculture business (ProAg) of $2.2 million, or $0.02 per share, in second quarter and $9.9 million, or $0.10 per share, in the first six months.

Net earnings also included after-tax foreign currency expense of $6.7 million, or $0.07 per share, in the second quarter of 2015, compared to $1.8 million, or $0.02 per share, in the same quarter of 2014.  This result partially reversed the $11.7 million after-tax foreign currency benefit recorded in the first quarter of 2015.  Foreign currency benefit/expense is excluded from operating earnings(a), which were $86.8 million, or $0.91 per diluted share, in the second quarter of 2015, compared to $95.7 million, or $0.95 per diluted share, in the same quarter of 2014.

Christopher J.B. Williams, HCC’s Chief Executive Officer, stated, “We are pleased with our results through six months, which were ahead of our expectations in each of our underwriting segments.  The business environment remains challenging but rational in most of our product lines.”  Mr. Williams also stated, “The merger process is proceeding as expected and in line with the timeframes previously announced.  We remain very excited about the pending merger with Tokio Marine and the opportunities it presents to continue growing our businesses.”

The Company’s combined ratio was 87.0% for the second quarter of 2015 (85.2% excluding ProAg), compared to 83.8% for the same quarter of 2014.  The combined ratio was 86.7% for the first six months of 2015 (84.9% excluding ProAg), versus 83.6% for the same period of 2014.  HCC had no reserve development in either the first six months of 2015 or 2014.  The net paid loss ratio was 66.0% for the first half of 2015, compared to 61.0% for the same period of 2014.  The 2015 net paid loss ratio includes 2.9 points related to a commutation in Exited Lines during the second quarter.

Gross written premium increased 17% to $977.8 million in the second quarter of 2015, compared to $832.7 million in the same quarter of 2014.  Net written premium increased 18% to $766.1 million in the second quarter of 2015, versus $647.0 million in the same quarter of 2014.  Net earned premium increased 12% to $641.8 million in the second quarter of 2015, compared to $572.2 million in the same quarter of 2014.  Excluding ProAg, gross written premium decreased 2%, net written premium was flat and net earned premium increased 3% in the second quarter of 2015, compared to the same quarter of 2014.

In the first six months of 2015, compared to the same period of 2014, gross written premium increased 14% to $1.8 billion; net written premium increased 16% to $1.4 billion; and net earned premium increased 9% to $1.2 billion.  Excluding ProAg, gross written premium decreased 1%, net written premium increased 2% and net earned premium increased 3% in the first six months of 2015, compared to the same period of 2014.

Investment income was $54.7 million in the second quarter of 2015, compared to $56.4 million in the same quarter of 2014, and $108.2 million in the first six months of 2015, versus $113.2 million in the same period of 2014.  As of June 30, 2015, HCC’s fixed maturity securities portfolio had an average rating of AA, a duration of 4.9 years and an average long-term tax equivalent yield of 4.1%.

HCC generated cash flow from operations of $32.8 million in the first six months of 2015, compared to $195.3 million in the same period of 2014.  The first six months of 2015 included a $35.6 million outflow related to the commutation mentioned above.  At June 30, 2015, the Company had $365.3 million of cash and short-term investments and $210.1 million of available capacity under its $825.0 million revolving loan facility.

The Company purchased 1.2 million shares of its common stock during the first six months of 2015 for $69.6 million at an average cost of $56.04 per share.

As of June 30, 2015, total assets were $11.1 billion, shareholders’ equity was $3.9 billion and the Company’s debt to total capital ratio was 18.8%.

In light of the pending merger with Tokio Marine Holdings, Inc., HCC has suspended its share repurchase program.  In addition, the Company has elected to discontinue conference calls to discuss its quarterly and annual results until the transaction is completed.  HCC will continue to issue quarterly earnings press releases and supplemental financial schedules, and expects to continue to pay its quarterly common shareholder dividends.

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For further information about HCC’s 2015 second quarter earnings results, see the supplemental financial schedules that are available in the Investor Relations section of the Company’s website at http://ir.hcc.com.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Financial Services LLC, “A+ (Superior)” from A.M. Best Company, Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

(a)    Non-GAAP Financial Measures

Operating earnings and annualized operating return on equity are non-GAAP financial measures under Regulation G.  Operating earnings are calculated as net earnings excluding after-tax net realized investment gain/loss, other-than-temporary impairment credit losses, and foreign currency benefit/expense.  Annualized operating return on equity is calculated as operating earnings divided by average shareholders’ equity excluding accumulated other comprehensive income.  See the supplemental financial schedules for a reconciliation of these non-GAAP financial measures to corresponding GAAP amounts.  Management believes operating earnings and annualized operating return on equity are useful measures for understanding the Company’s profitability before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

Contact:                Doug Busker, Director of Investor Relations

HCC Insurance Holdings, Inc.

Telephone:  (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

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HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Six months ended June 30,		Three months ended June 30,
	2015	2014	2015	2014

Gross written premium	$1,803,889	$1,579,451	$977,753	$832,729

Net written premium	1,435,049	1,237,196	766,133	647,014

Net earned premium	1,242,403	1,134,860	641,840	572,248

Net investment income	108,220	113,244	54,738	56,438

Total revenue	1,383,301	1,292,504	706,851	643,574

Net earnings	193,334	205,047	80,417	97,136

Operating earnings*	179,437	193,039	86,778	95,746

Earnings per share (diluted)	$2.01	$2.04	$0.84	$0.97

Weighted-average shares outstanding (diluted)	94,798	98,791	94,458	98,660

Net loss ratio	61.2%	58.7%	61.6%	58.7%

Expense ratio	25.5%	24.9%	25.4%	25.1%

Combined ratio	86.7%	83.6%	87.0%	83.8%

Paid loss ratio	66.0%	61.0%	67.3%	57.3%

	June 30,	December 31,
	2015	2014

Total investments	$6,994,710	$7,164,906

Total assets	11,140,930	10,714,346

Shareholders’ equity	3,916,122	3,903,351

Debt to total capital ratio	18.8%	17.4%

Book value per share	$40.94	$40.44

*                 Non-GAAP financial measure under Regulation G.  See calculation on S - 9.  Management believes operating earnings is a useful measure for understanding the Company’s profitability before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	December 31,
	2015	2014

ASSETS

Investments
Fixed maturity securities — available for sale, at fair value	$6,296,256	$6,610,368
Equity securities — available for sale, at fair value	390,077	296,352
Short-term investments	283,420	258,186
Other investments	24,957	—

Total investments	6,994,710	7,164,906
Cash	81,864	102,093
Restricted cash and securities	114,229	119,010
Premium, claims and other receivables	925,827	553,027
Reinsurance recoverables	1,165,211	1,168,900
Ceded unearned premium	371,138	316,715
Ceded life and annuity benefits	48,114	48,499
Deferred policy acquisition costs	260,273	220,321
Goodwill	952,130	905,636
Other assets	227,434	115,239

Total assets	$11,140,930	$10,714,346

LIABILITIES

Loss and loss adjustment expense payable	$3,660,488	$3,728,085
Life and annuity policy benefits	48,114	48,499
Reinsurance, premium and claims payable	456,747	301,476
Unearned premium	1,471,835	1,198,930
Deferred ceding commissions	117,530	94,202
Notes payable	909,328	824,251
Accounts payable and accrued liabilities	560,766	615,552

Total liabilities	7,224,808	6,810,995

SHAREHOLDERS’ EQUITY

Common stock	126,837	126,472
Additional paid-in capital	1,122,937	1,113,551
Retained earnings	3,578,315	3,441,424
Accumulated other comprehensive income	110,712	175,014
Treasury stock	(1,022,679)	(953,110)

Total shareholders’ equity	3,916,122	3,903,351

Total liabilities and shareholders’ equity	$11,140,930	$10,714,346

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2015	2014

REVENUE

Net earned premium	$1,242,403	$1,134,860	$641,840	$572,248
Net investment income	108,220	113,244	54,738	56,438
Other operating income	18,919	19,249	9,700	9,983
Net realized investment gain	13,759	25,151	573	4,905

Total revenue	1,383,301	1,292,504	706,851	643,574

EXPENSE

Loss and loss adjustment expense, net	760,467	666,643	395,305	335,897
Policy acquisition costs, net	153,670	142,011	78,459	72,970
Other operating expense	188,749	177,250	111,266	90,198
Interest expense	15,030	13,984	7,264	6,865

Total expense	1,117,916	999,888	592,294	505,930

Earnings before income tax expense	265,385	292,616	114,557	137,644
Income tax expense	72,051	87,569	34,140	40,508

Net earnings	$193,334	$205,047	$80,417	$97,136

Net earnings attributable to unvested stock	(2,848)	(3,282)	(1,207)	(1,590)

Net earnings available to common stock	$190,486	$201,765	$79,210	$95,546

Basic earnings per share data:
Net earnings per share	$2.02	$2.05	$0.84	$0.97

Weighted-average shares outstanding	94,522	98,551	94,165	98,442

Diluted earnings per share data:
Net earnings per share	$2.01	$2.04	$0.84	$0.97

Weighted-average shares outstanding	94,798	98,791	94,458	98,660

Cash dividends declared, per share	$0.590	$0.450	$0.295	$0.225

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2015	2014	Change	2015	2014	Change

North America Property & Casualty
Liability	$293,683	$279,324	5%	$165,406	$157,787	5%
Agriculture	234,153	—	nm	161,538	—	nm
Other Specialty	313,040	345,475	(9)	164,555	178,738	(8)
	840,876	624,799	35	491,499	336,525	46

Accident & Health	524,444	486,476	8	264,300	250,559	5

International
London Market	235,337	271,112	(13)	117,406	139,133	(16)
Specialty	203,232	196,444	3	104,545	106,183	(2)
	438,569	467,556	(6)	221,951	245,316	(10)

Exited Lines	—	620	nm	3	329	nm
Totals	$1,803,889	$1,579,451	14%	$977,753	$832,729	17%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2015	2014	Change	2015	2014	Change

North America Property & Casualty
Liability	$216,327	$193,686	12%	$120,376	$108,283	11%
Agriculture	173,625	—	nm	118,968	—	nm
Other Specialty	183,670	192,987	(5)	96,051	101,258	(5)
	573,622	386,673	48	335,395	209,541	60

Accident & Health	515,545	483,761	7	259,627	249,010	4

International
London Market	183,928	210,156	(12)	87,250	102,897	(15)
Specialty	161,954	155,986	4	83,858	85,237	(2)
	345,882	366,142	(6)	171,108	188,134	(9)

Exited Lines	—	620	nm	3	329	nm
Totals	$1,435,049	$1,237,196	16%	$766,133	$647,014	18%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2015	2014	Change	2015	2014	Change

North America Property & Casualty
Liability	$205,685	$194,211	6%	$104,178	$98,136	6%
Agriculture	70,576	—	nm	53,587	—	nm
Other Specialty	184,408	203,644	(9)	93,665	98,385	(5)
	460,669	397,855	16	251,430	196,521	28

Accident & Health	510,613	472,481	8	255,663	240,338	6

International
London Market	124,191	124,956	(1)	60,833	63,295	(4)
Specialty	146,930	138,948	6	73,911	71,765	3
	271,121	263,904	3	134,744	135,060	—

Exited Lines	—	620	nm	3	329	nm
Totals	$1,242,403	$1,134,860	9%	$641,840	$572,248	12%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2015	2014

Sources of net investment income:

Fixed maturity securities
Taxable	$49,499	$47,279	$24,781	$24,019
Exempt from U.S. income taxes	54,501	57,175	27,160	28,592
Total fixed maturity securities	104,000	104,454	51,941	52,611
Equity securities	7,323	12,143	4,587	5,506
Other	643	728	225	297
Total investment income	111,966	117,325	56,753	58,414
Investment expense	(3,746)	(4,081)	(2,015)	(1,976)

Net investment income	$108,220	$113,244	$54,738	$56,438

Unrealized gain on available for sale securities:

Increase (decrease) in unrealized gain for period, before tax	$(91,375)	$154,674	$(98,198)	$88,840

Unrealized gain at:

June 30, 2015	$171,538

March 31, 2015	$269,736

December 31, 2014	$262,913

HCC Insurance Holdings, Inc. and Subsidiaries

Underwriting Ratios

(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2015	2014
North America Property & Casualty
Liability	62.1%	63.5%	62.2%	63.4%
Agriculture	87.6	—	87.4	—
Other Specialty	41.6	41.7	40.8	43.3
Loss Ratio	57.8	52.4	59.6	53.3
Expense Ratio	30.1	29.1	27.9	29.6
Combined Ratio	87.9%	81.5%	87.5%	82.9%

Accident & Health
Loss Ratio	73.2	73.0	73.1%	72.5%
Expense Ratio	15.6	14.9	16.0	15.0
Combined Ratio	88.8%	87.9%	89.1%	87.5%

International
London Market	38.1%	36.0%	37.3%	35.5%
Specialty	49.3	48.8	48.1	47.4
Loss Ratio	44.2	42.8	43.2	41.8
Expense Ratio	36.6	36.3	38.5	36.5
Combined Ratio	80.8%	79.1%	81.7%	78.3%

Consolidated
Loss Ratio	61.2%	58.7%	61.6%	58.7%
Expense Ratio	25.5	24.9	25.4	25.1
Combined Ratio	86.7%	83.6%	87.0%	83.8%

HCC Insurance Holdings, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures to GAAP

(Unaudited, in thousands)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2015	2014

Numerator:

GAAP net earnings	$193,334	$205,047	$80,417	$97,136

Exclude:
Net realized investment gain*	8,943	16,348	372	3,188
Foreign currency benefit (expense)*	4,954	(4,340)	(6,733)	(1,798)
Total items excluded from operating earnings	13,897	12,008	(6,361)	1,390

Operating earnings	$179,437	$193,039	$86,778	$95,746

Denominator:

GAAP equity - beginning of period	$3,903,351	$3,674,430	$3,933,427	$3,782,113

Exclude - Accumulated other comprehensive income	175,014	118,651	172,262	162,221

Beginning equity, as adjusted	$3,728,337	$3,555,779	$3,761,165	$3,619,892

GAAP equity - end of period	$3,916,122	$3,914,055	$3,916,122	$3,914,055

Exclude - Accumulated other comprehensive income	110,712	220,422	110,712	220,422

Ending equity, as adjusted	$3,805,410	$3,693,633	$3,805,410	$3,693,633

Average equity, as adjusted	$3,766,874	$3,624,706	$3,783,288	$3,656,763

Annualized operating return on equity	9.5%	10.7%	9.2%	10.5%

*  Net of tax, calculated using 35% statutory tax rate.